PHOENIX INVESTMENT TRUST 97
CIK# 0001045018
Annual 8/31/07

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1 - Class A 368, Class B 46, Class C 48.
Series 2 - Class A, Class B, Class C are zero.
Series 3 - Class A 1, Class C zero, Class I 14.
Series 4 - Class A, Class C, Class I are zero.

73A1/73A2-
Series 1 - Class A 0.2154, Class B 0.0810 and Class C 0.0810.
Series 2 - Class A, Class B and Class C are zero.
Series 3 - Class A .0460, Class C .0060 and Class I .0600.
Series 4 - Class A, Class C and Class I are zero.

74U1/74U2-
Series 1 - Class A,  Class B, Class C is zero.
Series 2 - Class A 6,609, Class B 1,375, Class C 3,336
Series 3 - Class A 725, Class C 116, Class I 909
Series 4 - Class A 989, Class C 17, Class I 601

74V1/74V2-
Series 1 - Class A, Class B and Class C is zero
Series 2 - Class A $15.72, Class B $14.22, Class C $14.22
Series 3 - Class A $11.74, Class C $11.68, Class I 11.76
Series 4 - Class A $10.34, Class C $10.25, Class I $10.37